Exhibit 10.39

NON-COMPETITION, NON-SOLICITATION, NON-DISPARAGEMENT AND

CONFIDENTIALITY AGREEMENT

Timothy Wicks:

YRC Worldwide Inc., a Delaware corporation (“YRCW”), has determined that you are important to the operation of the business of YRCW and its subsidiaries (collectively, the “Company”). As a key employee, in the course of your work, you will, or have, become aware of information of a confidential nature pertaining to the business of the Company. The Company maintains policies and procedures with respect to the use and the dissemination of confidential information. Your employment creates a relationship of confidence and trust between you and the Company with respect to any information applicable to the business of the Company which may be, or has been, made known to you by the Company or learned by you in the course of your work. You understand that you have an obligation to preserve the confidentiality of this information and use it only for the purpose for which it was obtained. To further protect this confidential information and to prevent you from using this information and your skills gained in the course of your employment with the Company in competition with the Company, YRCW desires to provide you Consideration (defined below) to obtain your agreement not to compete with the Company and to abide by the other covenants in this agreement as described in the terms of this agreement below.

In exchange for the payments of Consideration to you and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, you understand and agree that your undertakings set forth below are material and essential terms to YRCW, and accordingly you expressly agree that:

1.

Non-Competition. You acknowledge that the agreements and covenants contained in this Section 1 are essential to protect the value of the business and assets of the Company and by your prior and continued employment with the Company you have obtained, and will continue to obtain, valuable confidential information, knowledge, contacts and experience, and there is a substantial probability that this confidential information, knowledge, contacts and experience could be used to the substantial advantage of a competitor of the Company to the Company’s substantial detriment. Therefore, you agree that so long as the Company employs you and during the Restricted Period (defined below), you shall not, and shall cause your controlled affiliates not to, directly or indirectly (other than in your capacity as an employee of the Company), own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial, or otherwise), or participate in the ownership, management, operation, or control of any business of providing products or services of the same or similar type as the products or services sold or delivered (or, pursuant to an existing business plan, will be sold or delivered) to customers of the Company (the “Business”) in any geographic region for which you had direct or indirect responsibility on behalf of the Company or in any geographic region for which you had confidential information of the Company. It shall not be a violation of Sections 1 or 2 if you become the registered or beneficial owner of up to 5% of any class of the capital stock of a business that is either registered under the Securities Exchange Act of 1934, as amended, or is traded on any foreign stock exchange or if you become employed by or maintain an interest in a law, accounting, consulting or financial advisory firm so long as you do not personally provide advice or services to a competitor of the Company as an employee or interest owner during the Restricted Period. For the purposes of this agreement, the “Restricted Period” means the period commencing as of the day of your termination of employment with the Company, whether with or without Cause and whether before or after receipt of the Consideration (defined below), and ending 12 months following termination of your employment with the Company.

2.	Non-Solicitation. During the Restricted Period, you shall not and shall cause your controlled affiliates not to (other than in your capacity as an employee of the Company):

a.	cause, solicit, induce or encourage any employees, consultants or contractors of the Company to leave their respective employment or service with the Company,

b.

solicit the employment of, or hire, employ or otherwise engage any employee of the Company; provided that it shall not be a violation of this Section 2(b) for an employer that you work for or for a firm in which you maintain an interest to have hired an employee of the Company without your knowledge or participation,

c.

cause, induce, or encourage any actual or prospective client, customer, supplier or licensor of the Company (including any existing or former customers of the Company) to terminate or modify any actual or prospective business relationship with the Company, and

d.

develop or foster a business relationship with any actual or prospective client, customer, supplier or licensor to cause, induce, or encourage such individual to become a client, customer, supplier, or licensor of any business in which you are engaged that is competitive with the Business.

The restrictions relating to actual or prospective clients, customers, suppliers or licensors in this Section 2 apply only to:

A.	those actual or prospective clients, customers, suppliers or licensors with whom you had contact on behalf of the Company during the last 12 months of your employment with the Company, or

B.	any of the Company’s actual or prospective clients, customers, suppliers or licensors about whom you had any confidential information during the last 12 months of your employment with the Company.

In no event shall it be a violation of this Section 2 to engage in solicitations incidental to general advertising or other general solicitation in the ordinary course not specifically targeted at such persons or to employ any person not solicited in violation of this agreement.

3.

Non-Disparagement. You agree that, during your employment with the Company or at any time during the Restricted Period, you shall not make any public statement that is materially disparaging of the business of the Company, or to the business reputation of any of the executive officers of the Company or any of the employees of the Company who are known to you to be employees of the Company at the time of any such public statement. Your obligations under this Section 3 shall not apply to disclosures required by applicable law, regulation, or order of a court or governmental agency.

4.

Confidentiality. All information related to the business of the Company that may be obtained by you from any source as a result of your employment shall be considered as confidential. Materials contained in the Company’s customers’ files should always be regarded as confidential. You should always maintain appropriate administrative, technical and physical safeguards over records in your possession to prevent unauthorized access. Information regarding strategic or tactical business plans; undisclosed business, operational or financial data; ideas, processes, methods, techniques, systems, non-public information, models, devices, programs, computer software or related information; documents relating to regulatory matters or correspondence with governmental entities; undisclosed information concerning any past, pending, or threatened legal dispute; pricing or cost data; the identity, reports or analysis of business prospects; business transactions that are contemplated or planned; research data; personnel information or data; identities of users or purchasers of the Company’s products or services; or any business methods, operations, or results of the Company may not be disclosed to competitors, to the public, or to any person, nor can the preceding information be otherwise used except as your duties at the Company may require or with the prior written approval of an authorized officer of YRCW. This applies to the period of your employment and thereafter. Trade practices, procedures, software or other strategies which you develop in the course of performing responsibilities or using Company equipment or facilities are the property of the Company. Upon termination of your employment with the Company, you are required to deliver to the Company all documents, recordings and other tangible records (including tapes, discs or other similar media) that contain or are derived from the Company’s confidential information. Confidential information of the Company does not include information that:

a.	becomes generally available to the public other than as a result of your disclosure in violation of this agreement,

b.

becomes available to you on a non-confidential basis from a source other than the Company, provided that you do not know the source to be subject to another confidentiality agreement with, another obligation of secrecy to, or a fiduciary duty of confidentiality to, the Company with respect to the information; or

c.	you independently develop without use of confidential information of the Company.

If you have acted in the capacity of legal counsel to the Company, it shall not be a violation of this Section 4 if you maintain one copy of any of the legal files with respect to the advice that you provided while the Company employed you, subject to the code of conduct or ethics of the state in which you are licensed for the purpose of assisting the Company with questions regarding those files after your employment.

5.	Consideration.

a.

Initial Consideration: Subject to the terms and restrictions set forth in this Section 5, YRCW shall pay you an amount equal to $400,000 on January 6, 2010; provided that the Company still employs you on that date.

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b.

First Performance Incentive: On April 1, 2010 YRCW shall pay you an amount equal to $200,000; provided the Company still employs you on that date and you meet or exceed the following critical performance objective:

The Company achieves operational and selling, general and administrative operating expense run rate improvements of at least $100 million on an annual basis during the measurement period beginning September 1, 2009 and ending March 31, 2010. For the purpose of this calculation, any savings resulting from wage and benefit reductions incurred by the Company’s employees shall not be included; provided that other savings from reductions in wage and salary expense as contemplated in the Company’s plans shall be included. The calculation of these improvements shall be consistent with past practice, and the Compensation Committee of the Board of Directors of the Company (or the full Board) shall interpret, review and approve whether this objective has been met on a reasonable basis of its choosing.

If your employment with the Company ends for any reason before April 1, 2010, YRCW shall not be required to pay to you the April 1, 2010 incentive payment.

c.

Second Performance Incentive: On July 1, 2010 YRCW shall pay you an amount equal to $200,000; provided that the Company still employs you on that date and you meet or exceed the following critical performance objective:

The Company increases sales and marketing productivity by 10% as measured by revenue per full time equivalent sales employee during the measurement period beginning November 1, 2009 and ending June 30, 2010. The calculation of any productivity increase shall be consistent with past practice, and the Compensation Committee of the Board of Directors of the Company (or the full Board) shall interpret, review and approve whether this objective has been met on a reasonable basis of its choosing.

If your employment with the Company ends for any reason before July 1, 2010, YRCW shall not be required to pay to you the July 1, 2010 incentive payment.

YRCW shall deduct from any of the payments under this Section 5 any applicable withholding taxes under federal and state law.

6.

Reasonableness and Damages. You agree that the above obligations and covenants are reasonable in duration and scope, and agree that any agreed upon arbitration panel or court of competent jurisdiction may reform those obligations to the extent necessary to enforce them under applicable law. You further agree and acknowledge that violation of these obligations and covenants would cause immeasurable and irreparable damage to the Company. Accordingly, you agree that upon any violation of any of these obligations and covenants:

a.	you are required to return all Consideration to YRCW, and

b.

YRCW is entitled to withhold payment of any future payments of the Consideration, to injunctive relief in any court of competent jurisdiction (without the necessity of posting a bond or other security with respect to the injunctive relief) and to any other remedies it may have.

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In addition, you agree that upon any threatened violation of any of these obligations and covenants:

a.	YRCW is entitled to withhold payment of the Consideration until any dispute regarding your threatened violation is resolved, and

b.	YRCW is entitled to injunctive relief in any court of competent jurisdiction to prevent the violation, without the necessity of posting a bond or other security with respect to the injunctive relief.

If you are required to return any of the Consideration pursuant to this agreement, YRCW shall use its reasonable best efforts to reverse any federal or state withholding taxes made on your behalf prior to requesting the return of that portion of the Consideration from you. The provisions of this agreement are in addition to the provisions in any written employment agreement between the Company and you, and will not affect the responsibilities or any other rights of you or the Company under those agreements. This agreement is not a contract of continuing employment. Employment is for no fixed term, and either you or the Company may decide to terminate the employment relationship at any time for any reason.

This agreement is intended to meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent. To the extent that a payment is subject to the excise taxes that Section 409A of the Code imposes, the Company shall make the payment or defer it in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the payment or deferral shall not be subject to the excise tax applicable under Section 409A of the Code.

Unless this agreement expressly states to the contrary, references to “Sections” in this agreement mean the sections and subsections of this agreement, and capitalized terms that this agreement defines shall have the meanings that this agreement gives to each of them for the purposes of this agreement.

This agreement shall be governed by Kansas law, without regard to its choice of law principles, and will be binding on you, your heirs, executors, assigns, and administrators, and shall inure to the benefit of YRCW, its successors and assigns, and shall survive the termination of your employment with the Company, regardless of the manner of such termination.

Each provision of this agreement will be interpreted on its own. If any provision is held to be unenforceable as written, it will be enforced to the extent reasonable under the circumstances. In any case, the other provisions of this agreement will not be affected.

This agreement constitutes the entire agreement among the parties and supersedes all prior agreements or understandings, if any, whether oral or written, with regard to the subject matter hereof. This agreement is an integrated document and may not be modified or amended except in a writing signed by the parties hereto or their successors in interest.

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YRCW hereby agrees to the terms and conditions of this agreement:

YRC Worldwide Inc.

By:
Name:
Title:

I have signed and dated this agreement below to indicate my acceptance of its provisions and to acknowledge that I have received a copy of this agreement.

Timothy Wicks

Date:

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